Exhibit 1.01

INTERLINK ELECTRONICS, INC.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2016

1.                                      Introduction

This Conflict Minerals Report (“Report”) of Interlink Electronics, Inc. has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period January 1, 2016 to December 31, 2016. As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Interlink,” “we,” “our,” “Company” and similar references are references to Interlink Electronics, Inc. and its consolidated subsidiaries.

Rule 13p-1 was adopted by the Securities and Exchange Commission (“SEC”) to implement certain disclosure requirements related to minerals specified in the rule. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and are referred to in this Report as “conflict minerals”. Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which conflict minerals are necessary to the production or functionality of those products.  If conflict minerals are necessary, the registrant must conduct a reasonable country of origin inquiry (“RCOI”), to determine whether any conflict minerals originated in the Democratic Republic of the Congo or any adjoining country (collectively, the “Covered Countries”), or are from recycled or scrap sources.

2.                                      Company Overview

Interlink designs, develops, manufactures and sells a range of force-sensing technologies that incorporate our proprietary materials technology, firmware and software into a portfolio of standard sensor-based products and custom sensor-system solutions.  These include sensor components, subassemblies, modules and products that support effective, efficient cursor control and novel three-dimensional user inputs.  Our human machine interface technology platforms are deployed in a wide range of markets including consumer electronics, automotive, industrial, and medical.

3.                                      Conflict Minerals Policy

We have adopted a Conflict Minerals Policy that states our commitment to ethical business conduct and the responsible sourcing of minerals through our global supply chain. The Conflict Minerals Policy is available on our website at www.interlinkelectronics.com under “Investors—Corporate Governance.”

4.                                      Supply Chain and Reasonable Country of Origin Inquiry

We determined that certain conflict minerals are necessary to the functionality of one or more of our products that we manufactured or had manufactured during the reporting period, and thus conducted a reasonable country of origin inquiry to determine whether any conflict minerals necessary to the functionality or production of such products originated in the Covered Countries or are from recycled or scrap sources.  We established an internal team responsible for the reasonable country of origin inquiry, which included employees involved with material procurement.  We also engaged a third-party consulting firm, Source Intelligence, to assist with the collection of information about the presence and sourcing of conflict minerals used in the products and components supplied to us.

We contract with numerous suppliers that contribute to the manufacture of our products, and are several levels removed from the smelters or refiners (“SORs”) that process the minerals used in our products and from the mines of origin for those minerals.  Interlink does not purchase raw ore or unrefined conflict minerals, and we made no purchases in the Covered Countries.  As a result, in conducting our RCOI, we necessarily relied upon our suppliers to provide conflict minerals sourcing information and identify those SORs that represent the sources of conflict minerals in our supply chain.

4.1          Reasonable Country of Inquiry Process

The RCOI began with an evaluation of our suppliers who provided materials, components or products that became part of products we manufactured or contracted to be manufactured in 2016 which contained or were likely to contain conflict minerals necessary to the production or functionality of those products. Through this evaluation, we identified 57 suppliers (“Identified Suppliers”) who provided us with materials, components or products in 2016 to be contacted as part of our RCOI.

We contacted each of the Identified Suppliers by introductory email containing a registration and survey request link for an on-line data collection platform.  The Identified Suppliers were asked to provide information about the presence and sourcing of conflict minerals used in the products and components supplied to Interlink, with the ultimate objective of identifying for any conflict minerals the SORs and the associated mine countries of origin.  To collect this information, we utilized the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (CMRT), versions 3.0 or higher.  If an Identified Supplier failed to respond to our request for information or provided an incomplete or insufficient response, we sent follow-up inquiries requesting a complete response.  In addition, supplier responses were evaluated for plausibility, consistency and gaps, and Identified Suppliers were contacted if any of the following quality control issues were identified:

•                  One or more SORs were listed for an unused metal;

•                  SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•                  The supplier answered yes to sourcing from the Covered Countries, but none of the SORs listed are known to source from the region;

•                  The supplier indicated that they had not received conflict minerals data for each metal from all relevant suppliers;

•                  The supplier indicated that they had not identified all of the SORs used for the products included in the declaration scope;

•                  The supplier indicated that they had not provided all applicable SOR information received; or

•                  The supplier indicated 100% of the conflict minerals for products covered by the declaration originated from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

4.2          Survey Responses

The response rate among the Identified Suppliers was 67%.  Of these responding suppliers, 45% indicated one or more of the conflict minerals as necessary to the functionality or production of the products they supply to Interlink. From the survey information provided by those responding suppliers indicating the presence of conflict minerals, and based on the SOR database maintained by Source Intelligence, there is an indication that 64 out of 300 verified SORs sourced conflict minerals originating in the Covered Countries.

2

Consequently, Interlink has concluded that certain of its products in calendar year 2016 contain conflict minerals that may have originated in the Covered Countries and were not from scrap or recycled sources.

For those supply chains with SORs that are known or thought to be sourcing conflict minerals in the Covered Countries, additional investigation is needed to determine the source and chain-of-custody of the conflict minerals.  For this reason, and because only 67% of the Identified Suppliers responded to our RCOI request for information, we are unable to determine whether any conflict minerals in products that we manufactured or had manufactured in 2016 financed or benefited armed groups in a Covered Country.

4.3          SOR Summary

In response to our RCOI, our responding suppliers identified 300 SORs in their CMRTs which may have processed conflict minerals contained in materials, components or products provided to us. A list of these SORs is set forth in Annex I.  We believe that these 300 SORs source minerals that originate from those countries listed in Annex III, as well as from recycled and scrap sources.  We cross-referenced these SORs against the list of facilities that have received a “conflict free” designation from the Conflict-Free Smelter Program (“CFSP”) and its cross-recognized programs (e.g. the Responsible Jewellery Council and the London Bullion Market Association), whose designations provide country of origin and additional due diligence information on the conflict minerals sourced by such facilities.  Of the 300 identified SORs, 64 sourced conflict minerals originating in the Covered Countries.   A list of these SORs is set forth in Annex II.  Of these 64 SORs, as of April 21, 2017:

•                  63 have received a “conflict free” designation from the CFSP and are considered “compliant”; and

•                  one has ceased operations.

Under the CFSP’s standards, “compliant” means a facility has been audited and found to be compliant with the relevant CFSP protocol.

5.             Risk Mitigation Efforts

Interlink intends to undertake the following additional steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•                  Encourage Identified Suppliers to provide additional, product-level information through ongoing communications with them;

•                  Engage Identified Suppliers that provided incomplete responses, or failed to provide a response, for the Reporting Period to ensure that such suppliers provide a complete response for the calendar year ended December 31, 2017;

•                  Continue to conduct and report annually on supply chain RCOI for the applicable conflict minerals;

•                  Continue to refine our risk management strategy based on the results of our RCOI efforts; and

•                  Communicate to any new suppliers our expectations with respect to conflict minerals, including through delivery of our Conflict Minerals Policy and our supplier qualification and assessment process

3

Annex I

SMELTERS AND REFINERS IN SUPPLY CHAIN

300 Smelters Or Refiners (SOR’s) Reported In Interlink’s Supply Chain For 2016

Metal	SOR Name	SOR ID #	Country of SOR
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan
Gold	So Accurate Group, Inc.	CID001754	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522	China
Gold	Advanced Chemical Company	CID000015	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147	China
Gold	Metalor Technologies SA	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	United States
Gold	Asahi Refining Canada Limited	CID000924	Canada
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Geib Refining Corporation	CID002459	United States
Gold	Al Etihad Gold	CID002560	United Arab Emirates
Gold	SAAMP	CID002761	France
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
Gold	Tony Goetz NV	CID002587	Belgium
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	Morris and Watson	CID002282	New Zealand
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
Gold	AngloGold Ashanti	CID000058	Brazil
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Turkey
Gold	Guangdong Jinding Gold Limited	CID002312	China
Gold	T.C.A S.p.A	CID002580	Italy
Gold	Argor-Heraeus SA	CID000077	Switzerland
Gold	Asahi Pretec Corporation	CID000082	Japan
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Bangalore Refinery	CID002863	India
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan

Annex I-1

Metal	SOR Name	SOR ID #	Country of SOR
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
Gold	Gujarat Gold Centre	CID002852	India
Gold	Aurubis AG	CID000113	Germany
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Metals Hong Kong Ltd	CID000707	China
Gold	Boliden AB	CID000157	Sweden
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China
Gold	Torecom	CID001955	Korea, Republic of
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	Elemetal Refining, LLC	CID001322	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation
Gold	Caridad	CID000180	Mexico
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	Russian Federation
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Métaux SA	CID000189	Switzerland
Gold	Umicore Brasil Ltda.	CID001977	Brazil
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
Gold	PAMP S.A.	CID001352	Switzerland
Gold	United Precious Metal Refining, Inc.	CID001993	United States
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362	China
Gold	HwaSeong CJ Co. Ltd	CID000778	Korea, Republic of
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Valcambi SA	CID002003	Switzerland
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Chugai Mining	CID000264	Japan
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey

Annex I-2

Metal	SOR Name	SOR ID #	Country of SOR
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Company Limited	CID000855	China
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic of
Gold	PX Precinox SA	CID001498	Switzerland
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Asahi Refining USA Inc.	CID000920	United States
Gold	DODUCO GmbH	CID000362	Germany
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
Gold	JSC Uralelectromed	CID000929	Russian Federation
Gold	Republic Metals Corporation	CID002510	United States
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	AU Traders and Refiners	CID002850	South Africa
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Yunnan Copper Industry Co Ltd	CID000197	China
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Royal Canadian Mint	CID001534	Canada
Gold	Remondis Argentia B.V.	CID002582	Netherlands
Gold	Sai Refinery	CID002853	India
Gold	Sabin Metal Corp.	CID001546	United States
Gold	Modeltech Sdn Bhd	CID002857	Malaysia
Gold	SAFINA A.S.	CID002290	Czech Republic
Gold	Kennecott Utah Copper LLC	CID000969	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	Poland
Gold	Dowa	CID000401	Japan
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	CID002243	China
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan
Gold	SEMPSA Joyería Platería SA	CID001585	Spain
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
Gold	L’azurde Company For Jewelry	CID001032	Saudi Arabia

Annex I-3

Metal	SOR Name	SOR ID #	Country of SOR
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Lingbao Gold Company Ltd.	CID001056	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Materion	CID001113	United States
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	Mineração Taboca S.A.	CID001175	Brazil
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	H.C. Starck Ltd.	CID002549	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Telex Metals	CID001891	United States
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States
Tantalum	Tranzact, Inc.	CID002571	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	Power Resources Ltd.	CID002847	Macedonia, FYR
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China
Tantalum	D Block Metals, LLC	CID002504	United States
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
Tantalum	QuantumClean	CID001508	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil

Annex I-4

Metal	SOR Name	SOR ID #	Country of SOR
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China
Tantalum	KEMET Blue Metals	CID002539	Mexico
Tantalum	Kemet Blue Powder	CID002568	United States
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China
Tantalum	Duoluoshan	CID000410	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan
Tantalum	Exotech Inc.	CID000456	United States
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	LSM Brasil S.A.	CID001076	Brazil
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil
Tin	Soft Metais Ltda.	CID001758	Brazil
Tin	Metallic Resources, Inc.	CID001142	United States
Tin	Metallo-Chimique N.V.	CID002773	Belgium
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	China
Tin	CV Dua Sekawan	CID002592	Indonesia
Tin	CV Tiga Sekawan	CID002593	Indonesia
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia
Tin	Mineração Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Alpha	CID000292	United States
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	An Thai Minerals Company Limited	CID002825	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tin	Thaisarco	CID001898	Thailand
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China

Annex I-5

Metal	SOR Name	SOR ID #	Country of SOR
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	Gejiu Jinye Mineral Company	CID002859	China
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT O.M. Indonesia	CID002757	Indonesia
Tin	PT Bangka Prima Tin	CID002776	Indonesia
Tin	PT Bangka Tin Industry	CID001419	Indonesia
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil
Tin	PT DS Jaya Abadi	CID001434	Indonesia
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia
Tin	PT Inti Stania Prima	CID002530	Indonesia
Tin	PT Justindo	CID000307	Indonesia
Tin	PT Karimun Mining	CID001448	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	CV Gita Pesona	CID000306	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	CV Serumpun Sebalai	CID000313	Indonesia
Tin	CV United Smelting	CID000315	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Sumber Jaya Indah	CID001471	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	PT WAHANA PERKIT JAYA	CID002479	Indonesia
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China
Tin	Resind Indústria e Comércio Ltda.	CID002706	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	China
Tin	Rui Da Hung	CID001539	Taiwan

Annex I-6

Metal	SOR Name	SOR ID #	Country of SOR
Tin	Modeltech Sdn Bhd	CID002858	Malaysia
Tin	Dowa	CID000402	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Tin	Elmet S.L.U.	CID002774	Spain
Tin	EM Vinto	CID000438	Bolivia
Tin	Estanho de Rondônia S.A.	CID000448	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China
Tungsten	A.L.M.T. Corp.	CID000004	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China
Tungsten	Moliren Ltd	CID002845	Russian Federation
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Niagara Refining LLC	CID002589	United States
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China

Annex I-7

Metal	SOR Name	SOR ID #	Country of SOR
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	Kennametal Fallon	CID000966	United States
Tungsten	Kennametal Huntsville	CID000105	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China

Annex I-8

Annex II

SMELTERS AND REFINERS SOURCING FROM COVERED COUNTRIES

63 Smelters Or Refiners (SOR’s) Reported In Interlinks Supply Chain Who Source Metals from Covered Countries

Metal	SOR Name	SOR ID #	Country of SOR
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Elemetal Refining, LLC	CID001322	United States
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
Gold	Jiangxi Copper Company Limited	CID000855	China
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	United States
Tantalum	H.C. Starck Ltd.	CID002549	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	KEMET Blue Metals	CID002539	Mexico
Tantalum	Kemet Blue Powder	CID002568	United States
Tantalum	Duoluoshan	CID000410	China
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	LSM Brasil S.A.	CID001076	Brazil
Tin	Minsur	CID001182	Peru
Tin	Thaisarco	CID001898	Thailand

Annex II-1

Metal	SOR Name	SOR ID #	Country of SOR
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Tin	PT Bangka Tin Industry	CID001419	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia
Tin	PT Justindo	CID000307	Indonesia
Tin	CV United Smelting	CID000315	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sumber Jaya Indah	CID001471	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China
Tin	EM Vinto	CID000438	Bolivia
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tungsten	A.L.M.T. Corp.	CID000004	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China

1 SOR Identified In Interlink’s Supply Chain During 2016 Determined to have Ceased Operation

Metal	SOR Name	SOR ID #	Country of SOR

Tin	PT Justindo	CID000307	Indonesia

Annex II-2

Annex III

COUNTRIES FROM WHICH MINERALS SOURCED

Interlink believes that the minerals contained in its products originate from the countries listed below, as well as from recycled and scrap sources.

Angola	Guyana	Peru
Argentina	Hong Kong	Philippines
Armenia	Hungary	Poland
Australia	India	Portugal
Austria	Indonesia	Recycle/Scrap
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda
Bermuda	Italy	Saudi Arabia
Bolivia	Japan	Sierra Leone
Brazil	Jersey	Singapore
Burundi	Kazakhstan	Slovakia
Cambodia	Kenya	South Africa
Canada	Korea, Republic of	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Congo (Brazzaville)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
DRC- Congo (Kinshasa)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Estonia	Myanmar	United Arab Emirates
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States
France	New Zealand	Uzbekistan
Germany	Niger	Viet Nam
Ghana	Nigeria	Zambia
Guinea	Papua New Guinea	Zimbabwe

Annex III-1